Exhibit 99.1

Neos Therapeutics Cotempla XR-ODT FDA Update

Dallas/Fort Worth, TX (October 19, 2015) — Neos Therapeutics, Inc. (NASDAQ: NEOS), a pharmaceutical company with a late-stage pipeline of innovative extended-release (XR) product candidates for the treatment of attention deficit hyperactivity disorder (ADHD), today announced that, on October 16, 2015, the Company received a notification from the U.S. Food and Drug Administration (FDA) stating that, as part of its ongoing review of the Company’s New Drug Application (NDA) for Cotempla XR-ODT (Methylphenidate Extended Release Orally Disintegrating) 10 mg, 20mg, and 30 mg tablets, it has identified deficiencies that preclude discussion of labeling and postmarketing requirements/commitments at this time. The FDA stated that this notification does not reflect a final decision on the information under review.  In a letter dated March 24, 2015, the FDA had set November 9, 2015 as the target date for a decision on the NDA.

“Although the FDA has not provided us with any information regarding the nature of the deficiencies, we intend to work closely with the FDA to understand the nature of any such deficiencies once identified to us and resolve them as quickly as possible,” said Vipin K. Garg, Ph.D., President and CEO of Neos Therapeutics. “We look forward to moving ahead with our plan to bring the benefits of Cotempla XR-ODT and our two additional product candidates to patients with ADHD as potential novel treatment options.”

Under the time frames negotiated as a result of the Prescription Drug User Fee Act (PDUFA), the FDA set a goal date of January 27, 2016 for the Company’s amphetamine XR-ODT, or NT-0202.  Neos also manufactures and markets a generic equivalent to the branded product Tussionex®(1).

About XR-ODT Technology

Stimulant medications such as methylphenidate and amphetamine are the standard of care for treating ADHD, and XR formulations of these medications allow for once-daily dosing. However, recent data suggest that a significant percentage of the pediatric population have difficulty swallowing solid dosage forms, and many remain uncomfortable doing so into adulthood. Orally disintegrating tablets (ODTs) differ from traditional tablets and capsules in that they are designed to disintegrate on the tongue without the need for water, rather than being swallowed whole.

About Neos Therapeutics

Neos Therapeutics, Inc. is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platform.  The Company is initially focusing on ADHD and has developed three branded product candidates that are XR medications in patient-friendly ODT or liquid suspension dosage forms.  In addition, Neos manufactures and markets its generic equivalent of the branded product

(1)  Tussionex® is a registered trademark of the UCB Group of Companies

Tussionex, an XR liquid suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the PDUFA dates for Cotempla XR-ODT™ and NT-0202 and capabilities of our two XR-ODT products. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, prospects or intentions. These forward-looking statements reflect our current views about our expectations, strategy, plans, prospects or intentions, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, any deficiencies the FDA may identify with respect to Cotempla XR-ODT and whether the Company will be able to address the issues that may relate to those deficiencies, the receipt of regulatory approval for our product candidates, our ability to market and sell our product candidates, and other risks set forth under the caption “Risk Factors” in our final prospectus filed on July 24, 2015 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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CONTACTS:

Richard I. Eisenstadt, Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

David Carey, Investor Relations

Lazar Partners

(212) 867-1768

dcarey@lazarpartners.com